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                                                                    EXHIBIT 10.2

                                  OFFICE LEASE

                                 by and between

                   THE CURATORS OF THE UNIVERSITY OF MISSOURI

                                   as LANDLORD

                                       and

                          DATASTORM TECHNOLOGIES, INC.

                                    as TENANT



                        2401 LeMone Industrial Boulevard


                                City of Columbia

                                 County of Boone

                                State of Missouri

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                                      LEASE

         THIS LEASE is made and entered into as of the Effective Date described in Section 2.1 below by and between THE CURATORS OF THE UNIVERSITY OF MISSOURI, a public corporation of the State of Missouri ("Landlord") and DATASTORM TECHNOLOGIES, INC., a Missouri corporation ("Tenant").

1. PREMISES: Landlord leases to Tenant, upon the terms and conditions herein stated, the following described premises, situated in the City of Columbia, Boone County, State of Missouri: the portions of the building located at 2401 LeMone Industrial Boulevard (the "Building") containing approximately 54,491 rentable square feet, as described on Exhibit A hereto, including all fixtures located therein, no less than 150 parking spaces, plus the three parking spaces at the entrance to the Building presently designated as reserved and the three spaces adjacent thereto, all of which shall be designated as "Reserved", (collectively, the "Reserved Spaces") (at no extra charge), all access ways, common areas and other common amenities (collectively, the "Improvements") now located on the real property (as more particularly described in Exhibit B hereto) upon which the aforesaid building is situated (the "Land"), and all of Landlord's rights, privileges, easements and appurtenances in, over and upon adjoining and adjacent public and private land, highways, roads and streets reasonably required for parking, utility service and ingress and egress to and from the Premises, including the right of ingress and egress thereto and therefrom at all times (collectively the "Appurtenances"). The Land, Improvements and Appurtenances are hereinafter collectively called the "Premises."

2.       TERM; HOLDOVER AND OPTIONS:

         2.1. Term. Subject to the terms hereof, this Lease shall be effective as a contract between the parties as of the last date on which it has been executed by both Landlord and Tenant on the signature page hereof (the "Effective Date"). The term of this Lease (the "Term") shall begin upon closing of Landlord's purchase of the Premises from Tenant (the "Rent Commencement Date"), and shall expire at 11:59 p.m. on March 31, 1999, subject to the provisions of Section 2.2 and 2.3 below.

         2.2. Holdover. It is agreed and understood that any holding over by Tenant of the Premises after the expiration of this Lease shall operate and be construed as a tenancy from month to month at a rental amount equal to the last monthly rental amount paid under the terms of this Lease and shall be subject to all other terms and conditions of this Lease. Such tenancy may be terminated by either party upon the giving of 30 days notice in writing to the other party.

         2.3. Renewal Options. Landlord hereby grants to Tenant the right, privilege and option to extend the Term for two (2) successive periods of two
(2) years each under the same terms and conditions of this Lease in effect at the expiration of the initial Term or extended Term hereof, except that the rent to be paid during any extension of the Term shall be the amount(s) indicated in
Section 3.2 below and the three (3) upper level executive suites (as described in Exhibit A hereto) may, at Tenant's option, be excluded from the Premises during the extended Terms. For the purpose of calculating rent due during the extended Terms, the parties agree that the aforesaid executive suites comprise 13,500 square feet of rentable space. Tenant, if it elects to exercise any



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extension option, shall do so by giving Landlord written notice at least ninety
(90) days prior to the expiration of the initial Term or pending extended Term, as the case may be.

         2.4. Early Termination Rights. Tenant and Landlord shall be entitled to terminate this Lease prior to the stated expiration hereof in the following manner:

                  2.4.1. At any time during the second lease year, Tenant may terminate this Lease upon sixty (60) days advance written notice to Landlord and the payment within 30 days of such notice of a sum equal to three (3) months rent at the then existing monthly rental rate. Likewise, at any time during the second lease year, Landlord may terminate this Lease upon sixty (60) days advance written notice to Tenant. Such termination shall be effective no sooner than the end of the first calendar month not less than sixty (60) days after receipt of notice given by the terminating party.

                  2.4.2. At any time during the third lease year and each year thereafter, Tenant may terminate this Lease upon sixty (60) days advance written notice to Landlord and the payment within 30 days of such notice of a sum equal to two (2) months rent at the then existing monthly rental rate. Likewise, at any time during the third lease year and each year thereafter, Landlord may terminate this Lease upon sixty (60) days advance written notice to Tenant. Such termination shall be effective no sooner than the end of the first calendar month not less than sixty (60) days after receipt of notice given by the terminating party.

3.       RENT:

         3.1. Base Term Rent. Tenant shall pay Landlord as annual rent for the Premises during the initial Term, except as herein provided, the sum of $10 per rentable square foot, which the parties agree shall during the initial Term comprise 54,491 square feet, payable in equal monthly installments of Forty-Five Thousand Three Hundred Thirty-Three Dollars ($45,333) due on or before the first day of each month, at the address set forth herein for Landlord.

         3.2. Renewal Term Rent. Rent for the extended Term, if any, shall be as follows: $10 per rentable square foot per annum, adjusted by the increase (if any) in the Consumer Price Index for all Urban Consumers occurring between the Rent Commencement Date and the expiration of the preceding Term.

         3.3. Fractional Month. If the Rent Commencement Date is not the first day of a calendar month, the first month's rent shall be prorated for such fractional month and Tenant shall pay rent in advance for the fractional month on or prior to the Rent Commencement Date and thereafter rent (and all other payment obligations of Tenant under this Lease which are required to be paid in monthly installments) shall be paid in advance on the first day of each and every calendar month of the Term.



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4.       COVENANT OF QUIET ENJOYMENT AND LANDLORD WARRANTIES:

         4.1. Quiet Enjoyment. Landlord covenants with Tenant to keep Tenant in quiet possession of the Premises during the Term of this Lease and any extensions hereof, provided Tenant is not in default under this Lease.

         4.2. Landlord Warranties. Landlord hereby represents and warrants to Tenant as follows: (i) Landlord has full right and lawful authority to lease the Premises to Tenant; (ii) upon Landlord's approval of its purchase of the Premises no joinder or approval of another person is required with respect to Landlord's right and authority to enter into this Lease; and (iii) any approvals required by a lender or mortgagee have been obtained.

5. USE: The Premises may be used for the following purposes: the development, marketing, and wholesale and/or retail sale and/or distribution of computer software, enhancements, and related items; parking; office purposes; and all other purposes permitted by applicable law.

6.       COMPLIANCE WITH LAWS:

         6.1. Tenant Compliance. Tenant agrees that during the Term of this Lease, Tenant shall, in its use and occupancy of the Premises, comply with all applicable governmental regulations and laws respecting Tenant's operations, but Tenant shall have no obligation to repair, restore, replace, modify or update the Improvements comprising the Premises or any other portion of the Premises except as provided in Section 6.2 below.


         6.2. Landlord Compliance. Landlord agrees that during the Term of this Lease, Landlord shall, at its cost and expense, comply with all applicable governmental regulations and laws, including, but not limited to the requirements of the Americans with Disabilities Act and all regulations issued by the U.S. Attorney General or other authorized agencies under the authority of the Americans with Disabilities Act ("ADA Laws"), relating to the physical condition of all parts of the Premises that apply to all real estate generally and not arising due to the unique nature of Tenant's specific use of the Premises. Tenant shall comply with the regulations and laws which relate to the physical condition of the Premises to the extent such requirements arise out of the unique nature of Tenant's use of the Premises.

7.       ALTERATIONS AND IMPROVEMENTS:

         7.1. Alterations and Fixtures. Tenant shall not make alterations, additions, or improvements to the Premises costing more than $5,000 without the consent of Landlord, which shall not be unreasonably withheld or delayed. Tenant shall have the right to select the contractor(s) to perform such work. If the alterations, additions or improvements are such that they are intended by Tenant to become a part of the Premises (a "fixture"), then the same shall not be subject to removal by Tenant.



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         7.2. Personal Property. Any and all signs, equipment, furniture and machinery that Tenant may place in or upon the Premises during its occupancy thereof and any addition or improvement not intended as a fixture as provided above, shall be, and remain at all times, personal property, whether affixed to the real estate or not and may be removed by Tenant at any time during the initial, renewal, extension or hold over Term hereof or within a reasonable period after the expiration of this Lease; provided, however, that Tenant shall repair at its own expense any damage done to the Premises by reason of removal of any such property.

         7.3. Signage. Tenant shall not have the right to install any signs on any portion of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, except that Tenant may continue to display any signs at the Premises existing prior to the date of this Lease.

8.       REPAIRS AND MAINTENANCE:

         8.1. Landlord Maintenance. Landlord shall be responsible for the repair, maintenance and replacement of all structural components of the Premises specifically including but not limited to, the roof, exterior walls and foundation, and shall maintain the heating, air conditioning, plumbing and electrical systems, and the utility systems serving the Premises, in as good a condition as exists on the date hereof. Landlord shall furnish janitorial services (as described in Exhibit C hereto) to the Premises of sufficient frequency and quality to maintain the Class A appearance of the Premises. Landlord shall be responsible for all capital improvements or replacements to the Premises, including, but not limited to, repaving of the parking areas. If reasonable vehicular and pedestrian access for Tenant, Tenant's tractors, trailers and trucks, or Tenant's customers to the Premises is obstructed or blocked due to weather conditions, repairs, reconstruction, or otherwise by Landlord, then to the extent the operation of Tenant's business is adversely affected, a proportionate and equitable reduction or abatement of rent shall be made until such access is re-established.

         8.2. Tenant Maintenance. Except as otherwise expressly provided herein, Tenant shall be responsible for the customary and routine repair and maintenance (excluding capital improvements, replacements or alterations) of the Premises.

9. UTILITIES: Landlord agrees to provide and maintain during the Term of this Lease and any renewal, extension or holding over, the necessary mains and conduits leading to the Premises in order that water, sewage, gas, and electricity may be furnished to the Premises. The cost of all utilities, including water, gas, sewer and/or electricity, used by Tenant for any purpose in, upon or about the Premises, shall be borne by Landlord.

10. TAXES: Landlord agrees that Landlord shall pay all applicable general ad valorem real estate taxes and assessments (special or general) assessed and payable during the Term of this Lease by any competent authority on or against the Premises or any part thereof. Tenant agrees to pay only such taxes and assessments levied against personal property or trade fixtures which are owned by Tenant.



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11.      LANDLORD'S RIGHT OF ENTRY:

         11.1. General Entry Rights. Landlord and its authorized agents may enter the Premises with reasonable prior notice during Tenant's normal business hours for the following purposes: (a) to inspect the general conditions and state of repair of the Premises; (b) to make repairs required of Landlord; and
(c) to show the Premises to any bona fide prospective purchaser or mortgagee. Such entry by Landlord shall be under the supervision of Tenant. Landlord shall not interfere with, or create a hazard to, Tenant's normal business operations during such entry. In the event of an emergency condition arising within the Premises which endangers property or the safety of individuals, Landlord may enter the Premises without such notice and during all appropriate times.

         11.2. Special Entry Rights. Within ninety (90) days prior to the expiration of the Term, including extensions hereof, Landlord may enter the Premises during Tenant's normal business hours to show the Premises to prospective tenants. During the final sixty (60) days of the Term, including extensions hereof, Landlord and its authorized agents may erect on, or about, the Premises its customary sign advertising the property for sale or lease, provided such sign does not interfere with or create a hazard to Tenant's normal business operations.

         11.3. Impairment. Landlord acknowledges that the visibility of the Premises is critical to the successful operation of Tenant's business. Landlord agrees that during the Term of this Lease, or any renewal or extension hereof, it will not materially impair the visibility of the Premises as it exists on the date hereof. Landlord shall not alter the size or location of curb cuts or private drives that provide access to the Land without the prior written consent of Tenant.

         11.4. Temporary Obstructions. In the event access to the Premises or visibility of Tenant's signage and/or windows is temporarily impaired, due to Landlord's maintenance or repairs to the Land, any improvements of which the Premises is a part, parking lots, public roadways or other ways of access to the Premises, then the rent and all other charges payable under this Lease shall be equitably adjusted, or abated, for the period of such temporary impairment.

12. PARKING: Landlord represents that Tenant shall be entitled to the use of not fewer than 150 parking spaces in the existing parking lot on the Land, plus the Reserved Spaces. During the renewal Term(s) Landlord reserves the right to designate the location of the 150 spaces in the vicinity of the northwest side of the Building. Until such designation is made, Tenant shall have access to all parking spaces. There shall be no additional charge for Tenant's parking during the initial Term or any renewal Term under this Lease.

13.      INSURANCE:

         13.1. Tenant Insurance. Tenant shall during the Term, at its sole cost and expense, maintain in full force commercial general liability insurance issued by one or more insurance carriers, insuring against liability for injury to or death of persons and loss of or damage to property arising out of Tenant's use and occupancy of the Premises. Such insurance shall name Landlord as an



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additional insured, shall contain a contractual liability endorsement and shall provide aggregate limits of not less than $2,000,000 and per-occurrence limits of not less than $1,000,000. Tenant is not responsible for maintaining liability coverage for claims arising out of any acts or omissions of Landlord, its agents, contractors, employees or invitees.

         13.2. Landlord Insurance. Landlord shall during the Term, at its sole cost and expense, maintain in full force the following insurance:

                13.2.1. Commercial general liability insurance issued by one or more insurance carriers or self-insurance, insuring against liability for injury to or death of persons and loss of or damage to property arising out of any negligent act or omission of Landlord, its agents, contractors or employees. Such insurance shall name Tenant as an additional insured, shall contain a contractual liability endorsement, shall be on an "occurrence" basis and shall provide aggregate limits of not less than $2,000,000 and per-occurrence limits of not less than $1,000,000. Landlord is not responsible for maintaining liability coverage for claims arising out of any acts or omissions of Tenant, its agents, contractors, employees, or invitees.

                13.2.2. "All risk" property damage insurance issued by one or more insurance carriers covering the Premises to the extent of their full replacement value exclusive of foundation and excavation costs. Tenant agrees to reimburse Landlord for such insurance premiums for the "all risk" property damage insurance within 30 days after receipt of written request therefrom from Landlord, together with a copy of the receipt evidencing payment from the insurance carrier. If such premiums shall cover a period of time prior to or after the expiration of the term of this Lease Tenant's share of such premiums shall be equitably prorated to cover only the period of time during which this Lease is in effect.

         13.3. Insurance Certificates. Upon written request of either party hereto, Landlord or Tenant, as the case may be, shall deliver to the requesting party either proof of self-insurance or certificates issued by their respective insurance carriers for each policy of insurance required to be maintained hereunder.

         13.4. Insuror Rating. Other than self-insurance, all insurance coverages maintained hereunder shall be issued by insurance companies rated B+XV in "Best's Insurance Guide" or better and qualified to do business in the state in which the Premises are located.

14. MUTUAL INDEMNIFICATION: Landlord hereby releases and agrees to defend, indemnify and hold harmless Tenant from and against any and all claims, actions, damages, liability and expense (including reasonable attorneys' fees and expenses) in connection with loss of life, personal injury and/or damage to property occasioned by any act or omission of Landlord, its agents, contractors, employees or invitees. The foregoing indemnification shall not be deemed a waiver of Landlord's sovereign immunity. The scope of Landlord's indemnification of Tenant shall not exceed the extent permitted by Missouri law, including under ss. 537.600, Mo. Rev. Stat. (1986). Tenant hereby releases and agrees to defend, indemnify and hold harmless Landlord from and against any and all claims, actions, damages, liability and expense (including reasonable



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attorneys' fees and expenses) in connection with loss of life, personal injury and/or damage to property occasioned by any act or omission of Tenant, its agents, contractors, employees, or invitees. The provisions of this Section 14 shall survive the expiration or earlier termination of this Lease.

15. MUTUAL SUBROGATION: Landlord and Tenant hereby mutually release each other from liability for any loss such party is required to insure against hereunder for property loss or damage, including without limitation, fire, extended coverage and other property insurance policies and hereby waive their respective rights of recovery against each other for any such loss including any insurance deductible amount. Each party shall obtain any special endorsements, if required by its insurers, to evidence compliance with the aforementioned waiver.

16. DAMAGE OR DESTRUCTION: In the event that the Premises shall be damaged or destroyed by fire or other casualty and neither Landlord nor Tenant elects to terminate this Lease as hereinafter provided, Landlord shall proceed with reasonable diligence and at its sole cost and expense to rebuild and repair the Premises.

         16.1. Termination Rights. Notwithstanding anything contained herein to the contrary, (i) if the Premises shall be destroyed or are damaged to such an extent that in Tenant's reasonable judgment it cannot conduct its business in the Premises in the manner conducted prior to the casualty (thereby triggering
Section 16.2 below), and if said damage cannot be repaired within ninety (90) days from the date of casualty, then this Lease may be terminated by either Landlord or Tenant by giving written notice to the other within thirty (30) days after the occurrence of such casualty; or (ii) if Landlord fails to proceed diligently to complete the repairs, or should Landlord fail to complete any repairs within ninety (90) days of the date of casualty and the unrepaired damage prevents Tenant from being able to conduct its business in the Premises in the manner conducted prior to the casualty, Tenant may terminate the Lease at any time within thirty (30) days after the expiration of such ninety (90) day period. Upon Tenant's request, Landlord promptly shall provide Tenant with documentation confirming that the damage to the Premises can be repaired within said (90) ninety day period.

         16.2. Discontinuation and Abatement. If so much of the Premises shall be damaged so that in Tenant's reasonable judgment it is unable to conduct its business in the Premises in the manner conducted prior to the casualty, then Tenant may discontinue the conduct of business in the Premises and all rent shall abate until the earlier to occur of (i) the date on which such damage shall be completely repaired, or (ii) the date on which Tenant resumes conducting business in the Premises. If rent abates in accordance with this
Section 16.2., every other charge payable by Tenant to Landlord shall abate also.

         16.3. Surrender. If the Lease is terminated in accordance with Section
16.1. hereof, Tenant shall, after promptly removing its property therefrom, surrender the Premises to Landlord, shall pay rent to the date of such destruction or damage and shall not be liable for any obligation accruing after such damage or destruction. Landlord shall promptly refund to Tenant any prepaid rental or other prepaid charges attributable to the period of time after the date of such destruction or damage.



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         16.4. Slight Damage. If the Premises are slightly damaged by fire or other casualty but said damage or the repair of such damage does not or will not interfere with Tenant's conduct of its business, or otherwise render the Premises or any part thereof untenantable, then Landlord shall promptly proceed to repair the damage as provided above and monthly rent shall not abate but Tenant shall continue to pay rent as provided herein.

17. CONDEMNATION: In the event the entire Premises or a substantial portion of the Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, this Lease shall terminate and expire as of the date of such taking. Tenant shall have the right to recover any damages suffered or sustained by Tenant as a result of taking only the property which belongs to Tenant and any moving expenses or other award available to Tenant, but Tenant shall have no claim or right to any portion of the amount that may be awarded as damages or paid as a result of such taking for the loss of any part of Tenant's leasehold interest. In the event that the remainder is suitable for the uses authorized herein, subject to the approval of Tenant, this Lease shall remain in full force and effect; provided, however, that rental payments hereunder shall be proportionately reduced according to the nature and extent of the deprivation to Tenant. Should Tenant elect to continue this Lease in effect, Landlord shall proceed to repair the Premises and return them to suitable condition for Tenant's continued occupancy hereunder.

18.      HAZARDOUS MATERIALS:

         18.1. Landlord Indemnity. Landlord hereby releases and agrees to indemnify, defend and hold harmless Tenant from and against any and all claims, actions, damages, liability and expense (including reasonable attorneys' fees and costs) arising at any time whatsoever under any and all Federal, State, and/or local laws regulations, ordinances or administrative orders, in connection with any toxic waste, hazardous materials, petroleum or petroleum by-products or underground/aboveground storage tank contamination on, under or about the Premises, except for contamination on, under or about the Premises caused by Tenant in its use of the Premises during the Term of this Lease. Landlord's obligations under this Section shall survive the expiration or earlier termination of this Lease. The foregoing indemnification shall not be deemed a waiver of Landlord's sovereign immunity. The scope of Landlord's indemnification of Tenant shall not exceed the extent permitted by Missouri law, including under ss. 537.600, Mo. Rev. Stat. (1986).

         18.2. Tenant Indemnity. Tenant hereby releases and agrees to indemnify, defend and hold harmless Landlord from and against any and all claims, actions, damages, liability and expense (including reasonable attorneys' fees and costs) arising at any time whatsoever under any and all Federal, State, and/or local laws regulations, ordinances or administrative orders, in connection with any release of any toxic waste, hazardous materials, petroleum or petroleum by-products or underground or aboveground storage tank contamination on, under or about the Premises caused by Tenant in its use of the Premises during the Term of this Lease. Tenant's obligations under this Section shall survive the expiration or earlier termination of this Lease.



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19.      SUBORDINATION: Tenant will, upon request by Landlord, subject and subordinate this Lease to any and all mortgages and deeds of trust now existing or hereafter placed on the Land; provided, however, that such subordination shall be upon the express condition that this Lease shall be recognized by the mortgagee or trustee under the mortgage or deed of trust and that the rights of Tenant hereunder shall remain in full force and effect during the Term of this Lease so long as Tenant is not in default under this Lease. Subject to receipt of such recognition and agreement not to disturb Tenant, Tenant agrees that this Lease shall remain in full force and effect notwithstanding any default or foreclosure under any such mortgage or deed of trust. Tenant will, upon request by Landlord, execute and deliver to Landlord instrument(s) in recordable form reasonably required to give effect to the provisions of this Section. Landlord will, upon request by Tenant, cause to be executed and delivered to Tenant instrument(s) in recordable form reasonably required to effect the recognition of Tenant's rights hereunder by the holders of all such mortgages and deeds of trust whether or not Tenant has been requested to subordinate this Lease to such mortgages or deeds of trust. Tenant may record a memorandum of this Lease in the form attached hereto as Exhibit D, which Landlord shall execute at Tenant's request.

20. ASSIGNMENT AND SUBLETTING: Tenant may not assign this Lease or sublet the Premises or any interest herein without written consent of Landlord, which shall not be unreasonably withheld or delayed. Landlord may assign or convey its rights under this Lease upon written notice to Tenant.

21. LIENS: Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. If, because of any act or omission of Tenant, any mechanic's lien or other lien shall be filed against Landlord or against the Premises, Tenant will protect, indemnify and save harmless Landlord from and in respect to any and all such liens.

22.      TENANT DEFAULT:

         22.1. Termination. Any failure on the part of Tenant to comply with any of the terms of this Lease shall, at the option of Landlord, work a termination of the Lease whereupon Landlord, its agents or attorney, shall have the right to enter the Premises and remove all persons therefrom; provided only that Landlord shall first give written notice thirty (30) days in advance of any lease termination, or such other time period required by applicable law, whichever is longer, and during said period Tenant shall have the right to commence whatever action may be necessary to correct its default, and thereafter diligently proceed to cure such default, and having done so may continue its occupancy under the terms hereof. If, however, termination occurs, Tenant shall not be liable for any obligations accruing after the date of termination.

         22.2. Re-Entry. Landlord may, however, in lieu of termination, re-enter the Premises and take possession thereof, and Tenant shall remain liable for all rent and other charges to be paid by Tenant hereunder, in which event Landlord shall use its best efforts to relet the Premises for the account of Tenant for the maximum possible rental. Should Landlord relet the Premises or any portion thereof, Tenant shall be liable to Landlord, and shall pay as it becomes due, the amount of



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any deficiency between the amount of rental received by Landlord and the amount which Tenant is obligated to pay hereunder.

23. LANDLORD DEFAULT. In the event Landlord shall default in the performance of any of the provisions of this Lease, Tenant shall so notify Landlord. If Landlord shall fail to correct such default within thirty (30) days after notice of such default, or if the default is of such character as to require more than thirty (30) days to correct after notice is given and Landlord does not thereafter diligently proceed to cure such default, then Tenant may either terminate this Lease and not be liable for any obligations accruing thereafter, or cure such default. Any expense for curing Landlord's default may be deducted by Tenant from the rent otherwise due, and the balance due, after such deduction, shall be a claim due Tenant by Landlord.

24. WAIVER: The failure of Landlord or Tenant to insist upon prompt and strict performance of any of the terms, conditions or undertakings of this Lease, or to exercise any right herein conferred, in any one or more instances, except as to the option to extend or renew the term, shall not be construed as a waiver of the same or any other term, condition, undertaking, right or option.

25. NOTICES: Any notices or other communications required or permitted by this Lease shall be in writing and delivered personally or by messenger or a nationally recognized overnight courier service, or alternatively, shall be sent by United States first class mail, postage prepaid, addressed to the parties hereto at the addresses as set out below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith.

If to Tenant:              Deirdre F. Baird
                           Director of Real Estate and
                             Facilities Management
                           Quarterdeck Corporation
                           13160 Mindanao Way
                           Marina del Rey, California  90292-9705
                           (310-309-4218) Telecopy

                           with a copy to:

                           John S. Meyer, Jr., Esq.
                           Bryan Cave LLP
                           One Metropolitan Square
                           211 North Broadway, Suite 3600
                           St. Louis, Missouri  63102
                           (314-259-2020) Telecopy



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If to Landlord:            Dennis P. Cesari
                           Assistant Vice President for Management Services 225 University Hall
                           Columbia, Missouri 65211
                           (573-884-4745) Telecopy

                           with a copy to:

                           Office of the General Counsel
                           of the University of Missouri
                           227 University Hall
                           Columbia, Missouri  65211
                           (573-882-0050) Telecopy


The effective date of any such notice or other communication shall be (a) the date of delivery of the notice, if by personal delivery, messenger or courier service, or (b) if mailed, on the date three days after deposited in the United States first class mail. The parties hereby designate the addresses set forth above as their respective notice addresses under this Lease. Either party may change its notice address, by written notice to the other party as provided above.

26.      [RESERVED]

27. SURRENDER OF PREMISES: On the expiration date of the Term of this Lease, Tenant agrees to deliver to Landlord physical possession of the Premises in as good condition as the Premises are in on the Rent Commencement Date, except for ordinary wear and tear and damage by fire, the elements, other extended coverage perils, condemnation, and acts of God.

28. BINDING EFFECT: This Lease shall be binding on the parties hereto, and their heirs, assigns, successors, executors and administrators, except that no assignment of Landlord's interest shall be binding on Tenant until Tenant shall have received written notice thereof. In the event any provision of this Lease is declared or determined to be invalid under the laws governing this Lease, the remaining terms and conditions shall remain in full force and effect and shall be binding on the parties hereto.

29. BROKERS: Tenant and Landlord represent and warrant to each other that such party has not had any dealings with any realtor, broker or agent in connection with this Lease except C. B. Commercial Real Estate Group, Inc., whose commission is to be paid by Tenant from the sale proceeds upon Closing of Landlord's purchase of the Premises from Tenant. The only commission earned shall be earned on the sale price. No commission is payable with respect to this Lease. Each party agrees to defend, indemnify, and hold the other party harmless from any cost, expense or liability, including without limitation, reasonable attorney's fees, for any brokerage or finder's fees.



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

30. MISCELLANEOUS: Time is of the essence with respect to the obligations of Landlord and Tenant under this Lease. In any action to enforce or interpret this Lease, the prevailing party shall be entitled to recover its reasonable costs and expenses, including its attorney's fees and disbursements. This Lease, including all exhibits, addenda and other attachments hereto, sets forth the entire agreement between Landlord and Tenant regarding the leasing of the Premises. The laws of the state in which the Premises are situated shall govern the validity of this Lease, the construction of its terms, and the interpretation of the rights and obligations of Landlord and Tenant hereunder.


         IN WITNESS WHEREOF, the parties have executed this Lease in duplicate as of the Effective Date described in Section 2.1 hereof.

         LANDLORD:         THE CURATORS OF THE UNIVERSITY OF MISSOURI,
                           a public corporation of the State of Missouri



                               By: /s/ Dennis P. Cesari
                                    ---------------------------------

                               Date:
                                    ---------------------------------


         TENANT:           DATASTORM TECHNOLOGIES, INC.,
                           a Missouri corporation


                               By: /s/ Curtis A. Hessler
                                    ---------------------------------

                               Date:
                                    ---------------------------------




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